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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                             the Securities Act of 1934




        Date of Report (Date of earliest event reported):   March 31, 2000




                           VEREX LABORATORIES, INC.
                           ------------------------
             (Exact name of registrant as specified in its charter)



         COLORADO                    0-11232                84-0850695
         --------                    -------                ----------
(State or other jurisdiction   (Commission File No.)  (IRS Employer ID No.)
      of incorporation)



          14 Inverness Drive East, D-100, Englewood, Colorado  80112
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             (Address of principal executive office) (Zip Code)



      Registrant's telephone number, including area code:  (303) 799-4499



                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Pursuant to a Stock Purchase and Subscription Agreement dated March 31, 2000 (the "SPA") among PR Pharmaceuticals, Inc. ("PRP") and Dr. James M. Dunn, M.D and Carolyn K. Dunn, Jerry R. Dunn, James B. Petre, Birklea, Ltd., and Glyn Mills, the majority shareholders of the Registrant, (collectively, the "Majority Shareholders"), transferred their ownership in the common stock of the Registrant - which comprised 52.95% of the Registrant's issued and outstanding stock - to PRP in exchange for one (1) share of PRP common stock for each fifteen (15) shares of the Registrant's common stock.

     As a result of the transactions contemplated by the SPA, Dr. James M. Dunn and Carolyn K. Dunn, Jerry R. Dunn, James B. Petre, Birklea, and Glyn Mills have informed the Registrant that they are no longer deemed to beneficially own any of the Registrant's Common Shares.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2000                         VEREX LABORATORIES,  INC.

                                       By: /s/ James M. Dunn, M.D.
                                           James M.Dunn, M.D.

                                       Its: President and CEO